                                                                  EXHIBIT (d)(3)

                           KORN/FERRY INTERNATIONAL
                            PERFORMANCE AWARD PLAN
                      REPLACEMENT STOCK OPTION AGREEMENT

          THIS REPLACEMENT STOCK OPTION AGREEMENT (the "Option Agreement") by and between Korn/Ferry International, a Delaware Corporation (the "Company"), and [[FIRST_NAME_]] [[LAST_NAME]] (the "Participant") evidences the nonqualified stock option (the "Option") granted by the Company to the Participant as to the number of shares of the Company's Common Stock first set forth below.

           -------------------------------------------------------------------
              Number of Shares of Common Stock /(1)/:       [[Total_Grant]]

              Exercise Price per Share /(1)/:                  $_________

              Grant Date:                              [September 27, 2002]

              Expiration Date /(2)/:                   [------------------]

           -------------------------------------------------------------------

          The Participant's Option(s) granted under this Agreement will vest according to the schedule set forth below (the "Vesting Schedule").

           -------------------------------------------------------------------
                     Date                 Extent of Vesting /(1)(2)/

               [March 27, 2003]
              [September 27, 2003]
             [September 27, 2004]
           -------------------------------------------------------------------

          The Option is granted under the Korn/Ferry International Performance Award Plan, as amended (the "Plan"), and subject to the terms and conditions attached to this Option Agreement (incorporated herein by this reference) and in the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein, and the Participant acknowledges receipt of a copy of the Plan.

"PARTICIPANT"                                      KORN/FERRY INTERNATIONAL,
                                                   a Delaware corporation
____________________________
Signature
____________________________                       By:    ____________________
Print Name                                         Name:  Gary C. Hourihan
_____________________________                      Title: Executive Vice
Address                                                   President
_____________________________
City, State, Zip Code


/(1)/ Subject to adjustment under Section 6.2 of the Plan.
/(2)/ Subject to early termination if the Participant's employment terminates or in certain other circumstances. See Sections 1.6, 6.2 and 6.3 of the Plan for exceptions and additional details regarding possible early termination of the Option.

                               CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Replacement Stock Option Agreement by Korn/Ferry International, the undersigned, the spouse of [[FIRST_NAME]] [[LAST_NAME]], the Participant named therein, does hereby agree to be bound by all of the terms and provisions thereof, the terms and conditions attached thereto, and those set forth in the Plan.


__________________________________             ______________________
Signature of Spouse                            Date

__________________________________
Print Spouse's Name


DECLARATION BELOW TO BE COMPLETED BY UNMARRIED INDIVIDUALS


          I, [[FIRST_NAME]] [[LAST_NAME]], the undersigned, hereby declare that I am not married as of the date hereof.


     _____________________________              __________________________
     Name: [[FIRST_NAME]] [[LAST_NAME]]         Date:

                        TERMS AND CONDITIONS OF OPTION

1.   Vesting; Limits on Exercise.
     ---------------------------

     The Option will vest according to the Vesting Schedule set forth in the Option Agreement, subject to any adjustments contemplated by Section 4 hereof. No portion of the Option may be exercised until it has become vested. No Option will be exercisable in any respect until six months after the initial Grant Date, unless otherwise provided by the Committee.

     .  Exercisability.  An Option is only exercisable to the extent to which
        --------------

        it has vested. The Option shall vest and become exercisable in percentage installments of the total number of shares of Common Stock set forth in the Option Agreement.

     .  Cumulative Exercisability.  To the extent that the Option is vested and
        -------------------------
        exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the earlier of the expiration or termination of the Option.

     .  No Fractional Shares.  Fractional share interests shall be disregarded,
        --------------------
        but may be cumulated.

     .  Minimum Exercise.  No fewer than 100 shares of Common Stock may be
        ----------------

        purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.   Continuance of Employment Required; No Employment Commitment.
     ------------------------------------------------------------

     The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Vesting will only accelerate in the event of death or Total Disability, as provided in the Plan. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

     Nothing contained in this Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Participant's status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment, or affects the right of the Company or any Subsidiary to increase or decrease the Participant's other compensation.

     The Participant waives all and any rights to compensation or damages in consequence of the termination of employment or office with the Company or any Subsidiaries for any reason insofar as those rights may arise from his ceasing to have rights under or be entitled to exercise

/(1)/ Subject to adjustment under Section 6.2 of the Plan.
/(2)/ Subject to early termination if the Participant's employment terminates or in certain other circumstances. See Sections 1.6, 6.2 and 6.3 of the Plan for exceptions and additional details regarding possible early termination of the Option.

this Option under the Plan as a result of such termination or from the loss of diminution in value of such rights or entitlements.

3.   Method of Exercise of Option.
     ----------------------------

     The Option shall be exercisable upon the delivery to the Company of the following items:

     .    an executed Exercise Agreement to the Company (the "Exercise
          Agreement");

     . Payment in full for the Exercise Price of the shares to be purchased, in cash by means of a check, or by electronic funds transfer to the Company, or by certified or cashier's check payable to the order of the Company, subject to such specific procedures or directions as the Committee may establish;

     . satisfaction of the tax withholding provisions contained within the Plan; and

     . any written statements or agreements required pursuant to Section 6.4 of the Plan.

4.   Effect of Termination of Employment or Death.
     --------------------------------------------

     (a) Termination Generally. If the Participant's employment by either the Company or any Subsidiary terminates for any reason (other than death or Total Disability), the Option and all other rights and benefits under this Option Agreement terminate except that the Participant may exercise the Option to the extent the Option was exercisable on the Severance Date and has not otherwise expired for a period of 3 months following the Severance Date.

     (b) Termination upon death or Total Disability. If the Participant's employment by either the Company or any subsidiary terminates as a result of the death or Total Disability of the Participant, all options will accelerate and become fully vested. The Participant, or the Participant's personal representative or beneficiary, may exercise the Option, so long as it does not otherwise expire, for a period of 12 months following the Severance Date.

5.   Change in Subsidiary's Status; Leaves of Absence.
     ------------------------------------------------

     (a) Termination of Subsidiary Status. If the Participant is employed by an entity that ceases to be a Subsidiary, this event is deemed for purposes of this Agreement to be a termination of the Participant's employment by the Company as provided in Section 2.5 of the Plan.

     (b)  Leaves of Absence.  Absence from work caused by military service,
          -----------------
authorized sick leave or other leave approved in writing by the Company or the Committee shall not be considered a termination of employment by the Company for purposes of Section 4. However, the Participant's absence from work as expressed in the preceding sentence may not be for a period more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or law.

6.   Non-Transferability.
     -------------------

     The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 1.9 of the Plan.

7.   Notices.
     -------

     Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and sent to the Company at its principal office to the attention of the Director of Legal Services, and to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified mail or sent by courier service, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

8.   Plan.
     ----

     The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. The Participant acknowledges reading and understanding the Plan. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.
-----

9.   Entire Agreement.
     ----------------

     This Option Agreement (together with the form of Exercise Agreement delivered on the same date herewith) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.  Governing Law; Limited Rights; Shareholder Approval.
     ---------------------------------------------------

     10.1. California Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

     10.2. Limited Rights. In accordance with Section 6.7 of the Plan, neither the participant nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as to a shareholder for which a record date is prior to such date of delivery.

11.  Effect of Option Agreement.
     --------------------------

     The Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

12.  Defined Terms.
     -------------

     Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan. The Option is not an Incentive Stock Option under the Plan or the Code.

                                                           Annex A
                                                           -------

[LOGO] UBS/PaineWebber                           [LOGO] KORN/FERRY INTERNATIONAL

Stock Option Cash Payment Exercise Form
________________________________________________________________________________

SECTION 1 - OPTIONEE INFORMATION

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Name                                                             Employee ID  #
-----------------------------------------------------------------------------------------------------------
Employment Status:        Active [_]  Terminated [_]  Retired [_]  Salary Continuation [_]   Estate [_]
-----------------------------------------------------------------------------------------------------------
Address
-----------------------------------------------------------------------------------------------------------
City                                               State                                  Zip
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Home Phone                                         Work Phone                             Fax
-----------------------------------------------------------------------------------------------------------
E-Mail Address
-----------------------------------------------------------------------------------------------------------
Tax Status    Local [_]  Regional Expatriate/Other Third Country National [_]  US Third Country National
              [_]  US Expatriate National [_]
-----------------------------------------------------------------------------------------------------------

___________________________________________________________________________________________________________

SECTION 2 - EXERCISE INFORMATION

-----------------------------------------------------------------------------------------------------------
I elect to exercise the following stock options:
-----------------------------------------------------------------------------------------------------------
                          A                         B                         A x B
Date of Grant                 Number of Shares      $ Exercise Price / Share         $ Total Purchase Price
-----------------------------------------------------------------------------------------------------------
                                                    $                         $
-----------------------------------------------------------------------------------------------------------
                                                    $                         $
-----------------------------------------------------------------------------------------------------------
                                                    $                         $
-----------------------------------------------------------------------------------------------------------
                                                    $                         $
-----------------------------------------------------------------------------------------------------------
Total Number of Shares:                                Total Purchase Price:  $
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
SECTION 3 - CASH PAYMENT AUTHORIZATION
-----------------------------------------------------------------------------------------------------------
   ______  Cash Payment. Enclosed is a check payable to UBS PaineWebber as payment of purchase price for stock options exercised.  I understand that payment to cover all option costs, taxes and fees is due to UBS PaineWebber within five (5) business days of the exercise date.  If payment is not received within the prescribed time, shares may be liquidated to cover the debit, in accordance with the applicable rules and regulations.  A Late Payment
           Interest (LPI) charge may result due to any delay of payment.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     ______  Please debit my UBS PaineWebber account.  Account Number: _______________________
-----------------------------------------------------------------------------------------------------------

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I understand that shares will be delivered to my UBS PaineWebber account unless I instruct otherwise.
-----------------------------------------------------------------------------------------------------------

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Optionee Signature                                                                 Date
-----------------------------------------------------------------------------------------------------------

___________________________________________________________________________________________________________
Remit To:
          Fax: 1-310-772-8089                                  Telephone:  1-310-772-7034 or 877-565-1834

 Regular Mail: UBS PaineWebber                            Overnight Mail:  UBS PaineWebber
               Corporate Employee Financial Services                       Corporate Employee Financial Services
               2029 Century Park East, Suite 3000                          2029 Century Park East, Suite 3000
               Los Angeles, CA 90067-3015 USA                              Los Angeles, CA 90067-3015  USA

         To wire funds, please call UBS PaineWebber at 1-310-772-7034